Exhibit 10.24

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

AUTHORIZED RESELLER AGREEMENT

THIS AUTHORIZED RESELLER AGREEMENT (this “Agreement”) is entered into as of the 25th day of November 2019 (the “Effective Date”), by and between Thorne Research, Inc., a South Carolina corporation (“Thorne”); and Pattern Inc., a Utah corporation (“Pattern”). Thorne and Pattern are individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Thorne is the sole owner of the entire right, title, and interest to all proprietary information, trade secrets, product formulas, and manufacturing processes for a proprietary line of natural health products comprised of multiple and various formulas of vitamins, minerals, botanicals, enzymes, amino acids, fatty acids, and proteins (the “Products”). Thorne has developed substantial proprietary knowledge and expertise necessary to the manufacturing of the Products and sells the Products both through direct online sales to customers, and through sales to resellers who resell the Products to consumers; and

WHEREAS, Pattern is an online retailer and possesses certain expertise with respect to the sale of products on those retail websites named on the Market Schedules (as defined below) hereto (the “Retail Platform”), including with respect to content management, listing management, product feedback management, search engine optimization, advertising management and unauthorized seller compliance; and

WHEREAS, Thorne and Pattern entered into an Amazon Authorized Reseller Agreement, the effective date of which was November 21, 2016 (the “2016 agreement”) and which terminates on November 30, 2019; and

WHEREAS, the Parties desire to revise, as applicable, the terms and conditions in the 2016 Agreement and replace and supersede that Agreement with this Agreement.

NOW, THEREFORE, in consideration of the promises made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Appointment. During the Term and subject to the terms and conditions of this Agreement, Thorne appoints Pattern, and Pattern accepts such appointment, as an authorized online reseller of the Products, subject to the exclusions specifically noted herein.

2. Market Schedules. A “Market Schedule” is an attachment to this Agreement to be completed in advance of provision of Services on a Retail Platform, the form of which is attached hereto as Exhibit A, outlining the pricing, exclusivity, countries served (the “Territory”) and other terms specific to each geographic market. Each Market Schedule will become an addendum to this agreement and will incorporate the terms of this agreement. For a Market Schedule to be valid and enforceable, each Party must give written consent (email acceptable) to the terms and form of a Market Schedule.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

3. Services. During the Term (as defined herein) and subject to the terms and conditions of this Agreement, Pattern shall perform the following services and any additional services as outlined in a Market Schedule (collectively, the “Services”):

(a) Order Fulfillment. Pattern will process and fulfill purchases of the Products on the Retail Platform in a timely, efficient, and appropriate manner, and provide customer service in a professional manner so that the reputation of Thorne will not be harmed or diminished in any way.

(b) Promotion and Marketing. Pattern will use its best efforts to actively promote and market the Products on the Retail Platform on a consistent basis with its other brands.

(c) Retail Platform Content Management. Pattern will manage all of Thorne’s Product content on the Retail Platform, subject to the direction of Thorne. This includes managing images, descriptions, and other associated content.

(d) Retail Platform Listing Management. Pattern will manage all of Thorne Product listings on the Retail Platform. This includes activities such as duplicate listing identification and removal, and other associated listing management activities.

(e) Product Feedback Management. Pattern will drive and manage Thorne Product feedback through the Retail Platform. This includes using commercially reasonable efforts to provide continued accurate feedback, increase overall positive product reviews, and perform other activities intended to build successful Product reviews.

(f) Search Engine Optimization. Pattern will perform search engine optimization services to drive the Thorne Product line with regard to the Retail Platform search functions.

(g) Sales and Retail Platform Ranking. Pattern will manage activities to drive the overall sales and product rankings for Thorne Products on the Retail Platform.

(h) Unauthorized Seller Compliance. Where applicable, Pattern will provide seller compliance services including the following:

●	Full access to TriGuardian providing compliance reporting, metrics, and unauthorized seller management.

●	Ongoing research and investigation services providing information about storefronts unknown to Thorne.

●	Direct buy services for unknown sellers providing name and address information for unknown sellers.

(i) Online Business Intelligence. Pattern will provide regular reporting to Thorne with regard to sales, product management, listing management, demographics, and other information regarding the Products as such information becomes available on the Retail Platform, or as reasonably requested by Thorne from time to time.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

4. Term. The initial term of this Agreement will commence on the Effective Date and continue for a period of two (2) years from the Effective Date (collectively, with all renewals, the “Term”). Following the initial term, the Agreement will automatically renew for successive one-year periods unless: (i) the Agreement is terminated in accordance with Section 12 below, or (ii) one of the Parties gives the other Party written notice of non-renewal not less than 60 days prior to the end of the then-current Term.

5. Product Orders.

(a) Orders. Subject to Section 6(d), Pattern will order the Products from Thorne pursuant to Thorne’s then-current ordering process, and Thorne agrees to fulfill all such orders. Thorne shall provide written notice to Pattern of any changes or updates to Thorne’s ordering process at least 30 days prior to its effectiveness. If Pattern orders Products for which the Retail Platform requires an expiration date, Thorne, in fulfilling such orders, will only ship to Pattern Product with an expiration date greater than or equal to nine (9) months from the date such Product is shipped from Thorne’s facilities. Pattern may, at its discretion and without penalty, cancel any order for Products at any time prior to the date that Product is shipped from Thorne’s facilities in fulfillment of such order.

(b) Pricing. Thorne will sell the ordered Products to Pattern in accordance with each Market Schedule (“Product Prices”). All Product Prices include, and Thorne is solely responsible for, all costs and expenses relating to packing, transporting, loading and unloading, customs, taxes, tariffs and duties, insurance and any other similar financial contributions or obligations relating to the production and manufacture of the Products, and the delivery of the Products to Pattern’s facilities.

(c) Pricing Revisions. Product Prices shall be set forth in accordance with Thorne’s unilateral Wholesale List Price (“WLP”), which may be revised from time to time at Thorne’s sole discretion, provided that such revised WLP shall only become effective as to Pattern upon 30 days’ prior written notice to Pattern. Product Prices for any orders placed by Pattern during such 30-day notice period will be calculated using the pre-revision WLP. Orders pending but not shipped at the time of any change in the WLP will be priced at the Product Price in effect at the time the order was placed by Pattern.

(d) Shipping. As more specifically set forth in subsection (b) above, Thorne will be responsible for shipping Products from Thorne’s facilities to Pattern facilities unless specified in a Market Schedule, and shall ship all ordered Products in accordance with the terms and conditions specified in the applicable Market Schedule, including the delivery timing and other instructions set forth in the order. Pattern will be responsible for all shipping from Pattern facilities to the Retail Platform facilities and/or other third-party locations.

(e) Payment Terms. Pattern agrees to pay Thorne for ordered Product promptly following the delivery of such Product to Pattern’s facilities. Payments by Pattern shall be made using a Credit Card, ACH or check using 2/10 Net 30 terms. Thorne will indicate which of the above methods it prefers and communicate such preference to Pattern in a timely manner.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

6. Performance of the Services.

(a) Negative Covenants. In providing the Services, Pattern agrees that it will not: (i) make any representation, warranty, or claim regarding the Products that is not preapproved, or otherwise in accordance with the directions and authority given to Pattern, by Thorne; (ii) make any representation, warranty, or claim regarding the Products other than those being made at that time by Thorne on its Product labels and/or website, nor use deceptive, misleading, or unethical representations or practices that are detrimental to Thorne or the Products; (iii) alter or modify any Product in any way prior to reselling it on the Retail Platform; or (iv) make any statements, orally or in writing, about the Products that are not approved by Thorne and that can be reasonable expected to violate any regulatory requirement of the U.S. Food & Drug Administration, the U.S. Federal Trade Commission, or the National Advertising Division of the Council of Better Business Bureaus.

(b) Regulatory Matters. Pattern shall use commercially reasonable efforts to market and resell the Products, in material compliance with federal, state and local laws and regulations of the Territory applicable to each sale. Pattern shall inform Thorne as soon as practicable upon receipt of any correspondence (for example, issuance of a warning letter) from governmental regulatory authorities regarding the Products. Pattern shall coordinate with Thorne its response to any regulatory action with respect to Pattern’s reselling of the Products. Nothing in this Section 5(b) shall limit Pattern’s ability to take action (or inaction) required by applicable law or that may be necessary or advisable for the protection of Pattern’s interests, as determined by Pattern in its sole discretion. This Section 5(b) likewise does not require Pattern to take any action that is prohibited by law or by any relevant regulatory authorities. Pattern will also familiarize itself with and comply with anti-bribery and anti-corruption laws as referenced in Section 13(b) of this Agreement, known as the U.S. Foreign Corrupt Practices Act.

(c) Manner of Performance. Pattern will perform the Services in a professional and workmanlike manner.

(d) Sales Forecast. Pattern agrees to provide Thorne with a sales forecast at a frequency and in a format mutually agreed to by the Parties in order to ensure appropriate and timely supply of the Products.

(e) Minimum Advertised Price. Thorne has a unilateral Minimum Advertised Price Policy (“MAP Policy”) that applies to all authorized resellers of Products located in the United States of America as well as in all other countries where Products are sold, except where such policy is in contravention with local laws, e.g. the EU. Pattern may set the retail prices for the Products in the Territory; provided however, that except where prohibited by local laws and regulations, no Product may be advertised online at a retail price less than the Minimum Advertised Price then in effect for that Product in a particular market.

(f) Dedicated Resources. The Parties agree to designate specific staff to maximize the performance of their respective obligations undertaken pursuant to this Agreement, including content development/updating, marketing, promotions, and measuring and reporting performance.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

7. Thorne’s Obligations. During the Term, and subject to the terms and conditions of this Agreement, Thorne acknowledges and agrees to the following obligations:

(a) Availability of the Products. Thorne will maintain a high standard of Product quality and will promptly alert Pattern of recalls or material supply chain issues.

(b) Product Promotion. Thorne will cooperate and assist Pattern on sales promotions and other marketing activities by providing medical and educational content, including video and promotional materials for the Products on the Retail Platform.

(c) Electronic Order Fulfillment. Thorne will implement and utilize SPS Commerce electronic data interchange system and will work with Pattern to facilitate electronic order fulfillment and related functions.

8. Product Recalls. Product recalls will be managed in accordance with Thorne’s then-current product recall policy. All decisions regarding product recalls will be made by Thorne in its sole discretion. Thorne will be liable for all expenses and costs related to a Product recall, including any and all expenses and costs that may be incurred by Pattern.

9. Intellectual Property.

(a) License. During the Term and subject to the terms and conditions of this Agreement, Thorne grants a limited, worldwide, non-exclusive, royalty-free, nontransferable right and license to Pattern to use and display the Thorne Trademarks (as defined below) for the purposes of (i) selling, marketing and promoting the Products on the Retail Platform, (ii) assuring that the images and descriptions of the Products on the Retail Platform are accurate and up-to-date, and (iii) performing all of Pattern’s obligations under this Agreement. For purposes of this Agreement, “Thorne Trademarks” means Thorne’s trademarks, service marks, trade dress, Product names and likenesses, designs, logos, trade names, corporate names, and general intangibles of like nature, whether or not registered, including common law rights and registrations and applications for registration thereof, together with the goodwill relating thereto.

(b) Pattern Website and Customer Lists. Thorne grants Pattern the right to add Thorne’s name and logo to Pattern’s customer list, website, and marketing materials.

(c) Thorne Intellectual Property. As between Thorne and Pattern, except for the license granted in Section 8(a), Thorne shall be and remain the sole and exclusive owner of all right, title, and interest in and to the Thorne Trademarks. All intellectual property rights to the Products and Thorne Trademarks not expressly granted to Pattern under this Section 8 are reserved to Thorne. To the extent Pattern acquires any right, title or interest in the Thorne Trademarks, Pattern hereby assigns and conveys all such right, title and interest therein to Thorne. Pattern agrees to not challenge, question, or contest the validity or ownership of any Thorne Trademarks. Pattern cannot use any language or display Thorne Trademarks in such a way as to create the impression that the Thorne Trademarks are owned by Pattern.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(d) Pattern Intellectual Property. Subject to Section 8(c), as between Thorne and Pattern, Pattern shall at all times be and remain the sole and exclusive owner of all patents, processes, software, code, files, technology, templates, designs, advertising concepts, promotional materials, images, text, forms, scripting, trade secrets and know-how of Pattern, including without limitation any of such items that may be created by Pattern in connection with the performance of the Services, including, without limitation, any Deliverables (as defined below) (collectively, the “Pattern Property”). To the extent Thorne acquires any right, title or interest in any Pattern Property, Thorne hereby assigns and conveys all such right, title and interest therein to Pattern. Except as expressly authorized in this Agreement, Thorne will not copy, modify, distribute or transfer, display, sublicense, rent, reverse engineer, de-compile or disassemble the Pattern Property.

(e) Grant of License. Subject to the terms and conditions set forth in this Agreement, Pattern hereby grants to Thorne a personal, non-exclusive, nontransferable, royalty-free license to use, during the Term, any final images or video, Product descriptions, advertising concepts or promotional materials provided to Thorne by Pattern or publicly displayed by Pattern on the Retail Platform in connection with Pattern’s performance of the Services (collectively, “Deliverables”), for Thorne’s marketing or other such business operations exclusively on Thorne’s website, provided that in no case shall such operations include service bureau use, outsourcing, renting, or time-sharing the Services or Deliverables. Thorne will have no license to or rights regarding non-final images or videos created by Pattern. Notwithstanding the foregoing or anything herein to the contrary, all rights and licenses granted to Thorne with respect to Deliverables shall terminate upon the expiration or termination of this Agreement, and upon the date of such termination or expiration Thorne shall immediately cease all use of Deliverables, including any modifications of or derivative works based on such Deliverables. If termination of this Agreement is two (2) years or more after the Effective Date of this Agreement, a perpetual, royalty-free, non-exclusive license to use the Deliverables may be purchased from Pattern by Thorne for consideration of $1. If termination of this Agreement is less than two (2) years from the Effective Date of this Agreement, the Parties may collectively and in good faith determine the reasonable, fair market value of the Deliverables. Thorne will then have the option to purchase from Pattern a perpetual, royalty-free, non-exclusive license to use the Deliverables for the consideration of the fair market value of the Deliverables as determined by the Parties.

(f) Pattern Rights. Thorne agrees and acknowledges that application of Pattern’s know-how, methodologies and processes is necessary to its production and delivery of high-quality Services and Deliverables. Accordingly, and notwithstanding anything herein to the contrary, Thorne permits Pattern to use, extract, examine, model, manipulate, collate, analyze, reproduce and otherwise use any data or other information that Pattern obtains or acquires through provision of the Services, including, but not limited to, sales information, within the scope of its regular business operations. In the event Thorne or any of its employees or contractors provide to Pattern suggestions or recommended changes with respect to the Services, or provide to Pattern the identities of or other information with respect to unauthorized sellers of the Products, Pattern shall have the right, without obligation to Thorne, to apply and utilize such suggestions, recommendations and information in its regular business operations. Pattern shall likewise be free to use any ideas, concepts, know-how and techniques it learns or obtains in connection with the performance of the Services within the scope of its regular business operations.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

10. Confidentiality.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” means all know-how, designs, application information, specifications, manufacturing processes, data, formulas, technical information, data sheets, manuals, diagrams, customer lists, financial information, sales methods, sales proposals, business plans and any other intellectual property or proprietary information belonging to a Party or relating to the Party’s affairs that is not public information; provided, however, that it shall not include information or knowledge that (i) is known to the receiving Party or readily available to the receiving Party from another source before receipt thereof from the disclosing Party, (ii) is disclosed to the receiving Party in good faith by a third party who had the right to make such disclosure, (iii) is now or hereafter becomes part of the public domain through no fault of the receiving Party, (iv) is required to be disclosed by law, or (v) is independently developed by the receiving Party, acting alone or with other third parties, without use of Confidential Information of the disclosing Party.

(b) Non-disclosure. Subject to the provisions of Section 8(e), both during and after the Term, each of the Parties agrees: (i) to use commercially reasonable efforts to protect the Confidential Information of the other Party from unauthorized use or disclosure and to use at least the same degree of care with regard thereto as it uses to protect its own Confidential Information of a like nature; and (ii) to use and reproduce the Confidential Information of the other Party only for the purposes contemplated by this Agreement.

(c) Injunctive Relief. The Parties agree that any breach by either Party or any of its officers, directors, managers, employees, contractors or agents, of any provisions of this Section 9 may cause immediate and irreparable injury to the other Party and that, in the event of such breach, the injured Party will be entitled to seek injunctive relief as well as any and all other remedies available at law or in equity.

(d) Judicial/Legal Request. If either Party receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the other Party, it shall provide prompt notice to the other of such receipt to enable the disclosing Party to seek an appropriate protective order. If the disclosing party does not provide such protective order or waive compliance with this provision within a reasonable time after the notice, the Party receiving the subpoena shall thereafter be entitled to comply with such subpoena or other process to that extent permitted by law; provided, however, that the receiving Party shall use reasonable efforts to minimize such disclosure and to obtain an assurance that the judicial/subpoena recipient shall accord confidential treatment to the Confidential Information.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

11. Representations and Warranties.

(a) Mutual Warranty. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power, and authority to enter into this Agreement and to perform the acts required of it; (ii) such Party owns the rights necessary to grant the rights and licenses and fulfill its obligations under this Agreement; (iii) the execution of this Agreement by such Party will not violate any agreement to which such Party is bound; and (iv) when executed and delivered by such Party this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b) Warranty for Products. Thorne hereby warrants that (i) Thorne has and will convey to Pattern good and valid title to the Products, free and clear of any lien or encumbrance, (ii) the Products shall conform to the specifications at the time of manufacture, shall not be adulterated with any ingredient not listed in the specifications and shall comply with all laws and regulations applicable to Thorne, and (iii) the Products shall not infringe upon the intellectual property rights of any third parties.

(c) Disclaimer of Warranties. THE WARRANTIES GIVEN IN THIS AGREEMENT BY PATTERN AND THORNE WITH RESPECT TO THE SERVICES PROVIDED BY EACH PARTY ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES AND DELIVERABLES PROVIDED BY ONE PARTY TO THE OTHER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. NOTHING IN THIS AGREEMENT SHALL BE DEEMED A WARRANTY BY EITHER PARTY WITH RESPECT TO THE PRODUCTS OR THEIR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

12. Indemnification and Insurance.

(a) By Thorne. Thorne agrees to indemnify, defend, and hold harmless Pattern, its employees, managers, officers, directors, principals, owners and agents, from and against any and all claims, demands, damage, actions, costs, liability, loss and expense (including reasonable attorney’s fees) arising out of or relating to: (i) any material breach by Thorne of its obligations under this Agreement, (ii) any product liability or other such claims relating to the Products, and (iii) any claim that the Products, the Thorne Trademarks, or any other data or information provided or made available to Pattern pursuant to this Agreement infringes upon the intellectual property rights of any third party.

(b) By Pattern. Pattern agrees to indemnify, defend, and hold Thorne, its employees, managers, officers, directors, principals, owners and agents, from and against any and all claims, demands, damage, actions, costs, liability, loss and expense (including reasonable attorney’s fees) arising out of or relating to any material breach by Pattern of its obligations under this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(c) Insurance. Pattern agrees to maintain throughout the term of this Agreement, for so long as it is selling the Products, at its own expense, General Liability insurance (including Product Liability insurance) with a limit of insurance of $1,000,000 per occurrence or claim and $3,000,000 in the aggregate. Thorne agrees to maintain throughout the term of this Agreement, for so long as Pattern is selling the Products, at its own expense, General Liability insurance (including Product Liability insurance) with a limit of insurance of at least $1,000,000 per occurrence or claim and at least $3,000,000 in the aggregate. Thorne’s Product Liability insurance shall contain a Broad Form Vendor’s endorsement which provides additional insured status to its authorized vendors, distributors and resellers. Thorne shall ensure that all insurance policies required of it under this Section 11(c) name Pattern and its affiliates, including, in each case, all successors and permitted assigns, as additional insureds. Each Party shall provide the other Party, within 30 days after the execution of this Agreement and annually thereafter, with certificates of insurance evidencing the required insurances described above.

(d) Limitation on Liability. In no event shall either Party be liable for consequential, incidental, indirect or punitive loss, damage or expenses (including but not limited to business interruption, lost business, or lost savings) even if it has been advised of their possible existence, and one Party’s cumulative liability to the other Party, or any other Party, for any loss or damages arising out of or relating to this Agreement shall not exceed $1,000,000. The allocations of liability in this Section 11(d) represent the agreed and bargained-for understanding of the Parties.

13. Termination.

(a) Termination. This Agreement may be terminated as follows:

(i) By either Party, without cause, upon sixty (60) days prior written notice to the other Party.

(ii) By either Party immediately upon notice to the other if the other Party becomes or is declared bankrupt, becomes the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days, or makes an assignment for the benefit of creditors.

(iii) By the non-breaching Party, if the other Party breaches any of its material obligations under this Agreement, unless (x) the breaching Party cures the breach within thirty (30) days of receiving written notice from the non-breaching Party of the breach, or (y) the breaching Party begins action to cure the breach within the 30-day notice period and thereafter diligently prosecutes such curative action to completion, if the breach cannot reasonably be cured within the 30-day notice period.

(b) Effect of Termination. Upon the termination or expiration of this Agreement:

(i) All rights granted by the Parties under the Agreement will terminate and revert to the respective Parties.

(ii) Pattern will promptly pay Thorne any unpaid amounts for the Products purchased pursuant to Section 4 or otherwise due under this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(iii) Thorne will promptly pay Pattern any unpaid amounts due under this Agreement.

(iv) Each Party will promptly return to the other Party or, at the other Party’s request, destroy the other Party’s Confidential Information.

(v) Thorne will promptly return to Pattern or, at Pattern’s request, destroy all Deliverables, including any modifications of or derivative works based on any Deliverables.

(vi) The relevant sections of this Agreement will remain in effect so that Pattern is permitted to fulfill all orders to customers that have been placed prior to the termination of this Agreement.

(vii) In the event that Thorne terminates this Agreement, Thorne will repurchase from Pattern any extra Product previously purchased by Pattern that is not necessary to fulfill orders made prior to the termination of this Agreement. Such Product shall be repurchased by Thorne at the same price that Pattern paid for the Product. Pattern will make reasonable efforts to reduce Product inventory prior to the date of termination of this Agreement.

(c) Market Schedules. Each Market Schedule may be terminated by either Party separately from this Agreement without affecting this Agreement or any other Brand Schedule by providing ninety (90) days’ written notice to the other Party. If not terminated by either Party under this clause 12(c), each Market Schedule will remain in force until this Agreement is terminated.

(d) Survival. Sections 7, 8(c), 8(d), 8(e) and 9 through 13 will survive termination of this Agreement.

14. Miscellaneous Terms and Conditions.

(a) Assignment. Neither Party will assign this Agreement, or any right, interest, or benefit under this Agreement, without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that either Party may assign this Agreement, without the need to obtain consent of the other Party, to an affiliate of such Party or to a successor in interest to substantially all of the business of that Party to which the Agreement relates.

(b) Foreign Corrupt Practices Act. The Parties represent and warrant that they are familiar with applicable domestic and foreign anti-bribery and anti-corruption laws, including those prohibiting Thorne and Pattern, and their officers, employees, agents, and other working on their behalf, from taking corrupt actions in furtherance of an offer, payment, promise to pay, or authorization of the payment of anything of value, including but not limited to payments, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value, to: (i) an executive, official, employee, or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee, or agent of a wholly or partially government-owned or government-controlled

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

company or business, (iii) a political party or official thereof, or candidate for political office, (iv) an executive, official employee, or agent of a public international organization (“Government Official”) or (v) any executive, officer, employee, or agent of a third party; while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision, or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity, or (c) securing an illegal improper advantage, in order to obtain, retain, or direct business. Thorne and Pattern represent and warrant that they and their agents are now in compliance with all applicable domestic or foreign anti-bribery or anticorruption laws, including those prohibiting the bribery of Government Officials, and will remain in compliance with all applicable laws; that they will not authorize, offer or make payments directly or indirectly to any Government Official; and that no part of the payments received by Thorne or Pattern will be used for any purpose that could constitute a violation of any applicable laws.

(c) Governing Law and Forum. This Agreement will be governed by, construed, and enforced in accordance with the laws of the State of South Carolina, and each Party agrees to submit to the jurisdiction of the courts of the State of South Carolina for the purpose of enforcing the terms and conditions of this Agreement. Any order, judgment, or decree entered by a South Carolina court may be transferred to any other jurisdiction to enforce its compliance.

(d) Dispute Resolution. Any dispute arising hereunder will be construed according to South Carolina law and will be resolved by mediation. The selected venue of the mediation will be Charleston, South Carolina, before a mediator licensed by the South Carolina State Bar and mutually agreed to by the Parties. This is intended to be a mandatory venue selection clause, and not a permissive venue selection clause, and the Parties acknowledge and agree that this venue selection clause should be interpreted in accordance with the U.S. Supreme Court’s decision in Atlantic Marine Constr. Co. v. U.S. District Court for the Western District of Texas, 134 S. Ct. 568 (2013).

(e) Entire Agreement. This Agreement, together with any applicable Market Schedules, constitutes the entire agreement between the Parties with respect to its subject matter and will be deemed to merge and supersede all prior and contemporaneous agreements, communications, and understandings both written and oral.

(f) Force Majeure. Neither Party will be liable for failure to perform its obligations (except payment obligations) due to unforeseen circumstances or causes beyond the Party’s reasonable control, including without limitation, acts of God, riot, embargoes, acts of governmental authorities, fire, earthquake, flood, accident, strikes, or inability to secure transmission facilities.

(g) Further Assurances. Each Party will take such action, including, but not limited to, the execution, acknowledgment and delivery of documents, as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(h) No Waiver. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving Party.

(i) Notice. Notices, demands, consents, or other communications will in writing and faxed, mailed, or delivered to each Party at the Party’s address or e-mail address set below, or at such other address as such Party will have furnished the other Party in writing. Such communications will be deemed effective given the earlier of: (i) when received; (ii) when delivered personally; (iii) one business day after being deposited with an overnight courier service of recognized standing; or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

If to Thorne

Thorne Research, Inc.

Attention: Edwin Kamauoha, Deputy General Counsel

620 Omni Industrial Blvd, Summerville, SC 29486

email: ekamauoha@thorne.com

If to Pattern

Pattern Inc.

Attention: Jeff Jarvie, Chief Financial Officer

1633 West Innovation Way, STE 300, Lehi, UT 84043

email: jeff@Pattern.com

(j) Execution in Counterparts. For the convenience of the Parties, this Agreement may be executed in counterparts and each counterpart will be deemed to be an original.

(k) Relationship of the Parties. The Parties are and intend to be independent contractors with respect to the Services and nothing in this Agreement will be construed to create a partnership, joint venture, or employer-employee relationship. Neither Party may make any statement or take any position that contradicts anything in this Section.

(l) Severability. Whenever possible, each provision of this Agreement will be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any Party or circumstance will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other Parties or circumstances.

[Remainder of Page Intentionally Left Blank]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

IN WITNESS WHEREOF, the Parties have caused this Authorized Reseller Agreement to be executed as of the Effective Date.

Thorne Research, Inc.

By:	/s/ Thomas P. McKenna	Date:	11/25/19

Name:	Thomas P. McKenna

Title:	Chief Operating Officer

Pattern Inc.

By:	Jeffrey Jarvie	Date:	11/26/2019

Name:	Jeff Jarvie

Title:	Chief Financial Officer

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A

Form of Market Schedule

Market Schedule to Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

Effective Date:

Retail Platform(s):

Countries Served/Territory:

Exclusivity:

Pricing:

Market-Specific Commercial Terms:

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Market Schedule to Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

Effective Date: The effective date of the Agreement.

Retail Platforms: amazon.com; walmart.com; jet.com

Countries Served/Territory: USA

Exclusivity:	Exclusive Product Reselling. Pattern shall resell the Products on the Retail Platforms named in this Market Schedule, on behalf of Thorne. In accordance therewith, Thorne hereby appoints Pattern, and Pattern hereby accepts the appointment, to act as the exclusive reseller of the Products on the Retail Platforms named in this Market Schedule. The Parties understand and acknowledge the difficulty on the part of Thorne in ensuring strict exclusivity. Accordingly, the exclusivity granted to Pattern pursuant to this Market Schedule shall be interpreted as an agreement by and obligation of Thorne to, for the entirety of the Term, (i) not sell, on its own behalf or through any affiliate, any Products on the Retail Platforms named in this Market Schedule, (ii) not grant to any Party other than Pattern the right to resell the Products on the Retail Platforms named in this Market Schedule, and (iii) use commercially reasonable efforts to ensure and maintain Pattern’s rights of exclusivity.

Pricing:	Thorne will sell the ordered Products to Pattern at Thorne’s then-WLP for such Products, [***].

Market-Specific Commercial Terms:

Additional Services. Pattern will provide information and assistance to Thorne’s outside counsel, VORYS, Sater, Seymour and Pease LLP, engaged to pursue legal action against unauthorized sellers of the Products on the Retail Platform named in this Market Schedule (“Thorne’s Outside Counsel”); provided, however, that Thorne shall be solely and exclusively responsible for instructing, directing, and approving all strategies and actions proposed by Thorne’s Outside Counsel.

Proposition 65. Thorne shall take all reasonable steps to ensure that Products are compliant with California’s Prop 65 (Cal. Health & Safety Code §§ 25249.5—25249.14, et seq,) which prohibits the knowing and intentional exposure of any individual to a chemical known to the State of California to cause cancer or reproductive toxicity without first giving clear and reasonable warning to such individual. Thorne may comply with Prop 65 (“Prop 65 Compliance”) by either: (1) ensuring that the Products do not require a Prop 65 warning or; (2) providing a warning that complies with all requirements of Prop 65 and related regulations. Thorne expressly represents and warrants Prop 65 Compliance with respect to each Product. If Thorne elects to achieve Prop 65 Compliance through the provision of a warning (subsection (2), above) that is provided through Retail Platforms named in this Market Schedule, Thorne shall in writing provide to

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

US/EU/CN Market Schedule to Authorized Reseller Agreement

Pattern all specifications concerning the warning, including the text, font size, color and content of the warning for display on Retail Platforms named in this Market Schedule and any other communication, if any, to be sent to the end customers of Products residing in the State of California. Pattern’s duties with respect to complying with Prop 65 are expressly limited to adhering with Thorne’s written directives and instructions concerning warnings and allowing customers to return any Products that Thorne reasonably believes are not Prop 65 Complaint for a full refund (including all shipping and handling fees). Thorne shall defend and indemnify Pattern with respect to any claim asserting a violation of Prop 65 by the Products.

Minimum Advertised Price. Thorne has established a Minimum Advertised Price Policy that applies to all authorized resellers of Products located in the United States (the “U.S. MAP Policy”). Pattern may set the retail prices for the Products in the Territory, provided however, that no Product shall be advertised online at a retail price less than the Minimum Advertised Price then in effect for that Product as stated in the U.S MAP Policy.

2

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Market Schedule to Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

Effective Date: The effective date of the Agreement.

Retail Platforms: amazon.ca

Countries Served/Territory: Canada

Exclusivity:	Exclusive Product Reselling. Pattern shall resell the Products on the Retail Platforms named in this Market Schedule, on behalf of Thorne. In accordance therewith, Thorne hereby appoints Pattern, and Pattern hereby accepts the appointment, to act as the exclusive reseller of the Products on the Retail Platforms named in this Market Schedule. The Parties understand and acknowledge the difficulty on the part of Thorne in ensuring strict exclusivity. Accordingly, the exclusivity granted to Pattern pursuant to this Market Schedule shall be interpreted as an agreement by and obligation of Thorne to, for the entirety of the Term, (i) not sell, on its own behalf or through any affiliate, any Products on the Retail Platforms named in this Market Schedule, (ii) not grant to any Party other than Pattern the right to resell the Products on the Retail Platforms named in this Market Schedule, and (iii) use commercially reasonable efforts to ensure and maintain Pattern’s rights of exclusivity.

Pricing:	Thorne will sell the ordered Products to Pattern at Thorne’s then-WLP for such Products, [***].

Market-Specific Commercial Terms:

Minimum Advertised Price. Thorne has established a Minimum Advertised Price Policy that applies to all authorized resellers of Products located in Canada (the “Canada MAP Policy”). Pattern may set the retail prices for the Products in the Territory, provided however, that no Product shall be advertised online at a retail price less than the Minimum Advertised Price then in effect for that Product as stated in the Canada MAP Policy.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Market Schedule to Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

Effective Date: The effective date of the Agreement.

Retail Platforms: amazon.uk; amazon.it; amazon.es; amazon.fr; amazon.de

Countries/Territories Served: United Kingdom; European Union

Exclusivity:

Thorne appoints Pattern as an exclusive reseller of the Products on the Retail Platforms named in this Market Schedule. The Parties understand and acknowledge the difficulty on the part of Thorne in ensuring strict exclusivity. Accordingly, the exclusivity granted to Pattern pursuant to this clause shall be interpreted as an agreement by and obligation of Thorne to, for the entirety of the Term;

(a)   not sell, on its own behalf or through any affiliate, any Products on the Retail Platform,

(b)   not grant to any Party other than Pattern the right to resell the Products on the Retail Platform, or

(c)   use commercially reasonable efforts to ensure and maintain Pattern’s rights of exclusivity.

Nothing in this clause shall prevent Thorne from selling Product on its own (i) B2C website (ii) allowing other resellers to sell Product on the reseller’s own B2C website or (iii) on any other platform other than the Retail Platform.

Pricing:	Thorne will sell the ordered Products to Pattern at Thorne’s then-WLP for such Products, [***].

Market-Specific Commercial Terms:

Shipping. Thorne shall be responsible for shipping the Products to the countries/territories by sea.

Import Licences. Pattern shall be responsible for obtaining any necessary import licences or permits necessary for the entry of the Products into the Countries Served/Territory and Thorne shall use commercially reasonable efforts to provide supporting documentation in a timely and professional manner as requested by Pattern.

VAT. All sums payable under this Agreement, or otherwise payable by any Party to any other Party under this Agreement are exclusive of any VAT chargeable on the supplies for which such sums (or any part of them) are the whole or part of the consideration for VAT purposes.

(a)   Where, under this Agreement, any Party makes a supply to any other Party (“Recipient”) for VAT purposes and VAT is or becomes chargeable on that supply for which the supplying Party is required to account to the relevant tax authority, the Recipient shall, subject to the receipt of a valid VAT invoice, pay the supplying Party (in addition to, and at the same time as, any other consideration for that supply) the amount of such VAT

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

US/EU/CN Market Schedule to Authorized Reseller Agreement

(b)   Where any Party is required by this Agreement to reimburse or indemnify any other Party for any cost or expense, that first Party shall reimburse or indemnify the other Party for the full amount of the cost or expense, including any VAT on that amount, except to the extent that the other Party is entitled to credit or repayment for that VAT from any relevant tax authority.

Data Protection.

(a) The following definitions apply in this clause:

Agreed Purposes: as required under this Agreement.

Controller, data controller, processor, data processor, data subject, personal data, processing and appropriate technical and organisational measures: as set out in the Data Protection Legislation in force at the time.

Data Protection Legislation: the UK Data Protection Legislation and any other European Union legislation relating to personal data and all other legislation and regulatory requirements in force from time to time which apply to a Party relating to the use of personal data (including, without limitation, the privacy of electronic communications); and the guidance and codes of practice issued by the relevant data protection or supervisory authority and applicable to a Party.

Permitted Recipients: the Parties to this Agreement, the employees of each Party, any third Parties engaged to perform obligations in connection with this Agreement.

Shared Personal Data: the personal data to be shared between the Parties under this Agreement. Shared Personal Data shall be confined to the following categories of information relevant to the following categories of data subject: customers of Products via the Retail Platform and personnel of either Party. The type of data shall relate to contact data, financial data and transaction data.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

US/EU/CN Market Schedule to Authorized Reseller Agreement

UK Data Protection Legislation: all applicable data protection and privacy legislation in force from time to time in the UK including the General Data Protection Regulation ((EU) 2016/679); the Data Protection Act 2018; the Privacy and Electronic Communications Directive 2002/58/EC (as updated by Directive 2009/136/EC) and the Privacy and Electronic Communications Regulations 2003 (SI 2003/2426) as amended.

(b)   This clause sets out the framework for the sharing of personal data between the Parties as data controllers. Each Party acknowledges that one Party (the “Data Discloser”) will regularly disclose to the other Party (the “Data Recipient”) Shared Personal Data collected by the Data Discloser for the Agreed Purposes.

(c)   Each Party shall comply with all the obligations imposed on a controller under the Data Protection Legislation, and any material breach of the Data Protection Legislation by one Party shall constitute a material breach of the Agreement.

(d)   Each Party shall:

ensure that it has all necessary consents and notices in place to enable lawful transfer of the Shared Personal Data to the Data Recipient for the Agreed Purposes;

give full information to any data subject whose personal data may be processed under this Agreement of the nature such processing. This includes giving notice that, on the termination of this Agreement, personal data relating to them may be retained by or, as the case may be, transferred to one or more of the Permitted Recipients, their successors and assignees;

process the Shared Personal Data only for the Agreed Purposes;

not disclose or allow access to the Shared Personal Data to anyone other than the Permitted Recipients;

ensure that all Permitted Recipients are subject to written contractual obligations concerning the Shared Personal Data (including obligations of confidentiality) which are no less demanding than those imposed by this Agreement;

ensure that it has in place appropriate technical and organisational measures, reviewed and approved by the other Party, to protect against unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data; not transfer any personal data outside of the European Economic Area unless the transferor:

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

US/EU/CN Market Schedule to Authorized Reseller Agreement

complies with the provisions of Article 26 of the General Data Protection Regulation (in the event the third Party is a joint controller); and

ensures that (i) the transfer is to a country approved by the European Commission as providing adequate protection pursuant to Article 45 of the General Data Protection Regulation; (ii) there are appropriate safeguards in place pursuant to Article 46 of the General Data Protection Regulation; or (iii) one of the derogations for specific situations in Article 49 of the General Data Protection Regulation applies to the transfer.

(e)   Each Party shall assist the other in complying with all applicable requirements of the Data Protection Legislation. In particular, each Party shall:

consult with the other Party about any notices given to data subjects in relation to the Shared Personal Data;

promptly inform the other Party about the receipt of any data subject access request;

provide the other Party with reasonable assistance in complying with any data subject access request;

not disclose or release any Shared Personal Data in response to a data subject access request without first consulting the other Party wherever possible;

assist the other Party, at the cost of the other Party, in responding to any request from a data subject and in ensuring compliance with its obligations under the Data Protection Legislation with respect to security, breach notifications, impact assessments and consultations with supervisory authorities or regulators;

notify the other Party without undue delay on becoming aware of any breach of the Data Protection Legislation;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

US/EU/CN Market Schedule to Authorized Reseller Agreement

at the written direction of the Data Discloser, delete or return Shared Personal Data and copies thereof to the Data Discloser on termination of this Agreement unless required by law to store the personal data;

use compatible technology for the processing of Shared Personal Data to ensure that there is no lack of accuracy resulting from personal data transfers;

maintain complete and accurate records and information to demonstrate its compliance with this clause 15 and allow for audits by the other Party or the other Party’s designated auditor; and

provide the other Party with contact details of at least one employee as point of contact and responsible manager for all issues arising out of the Data Protection Legislation, including the joint training of relevant staff, the procedures to be followed in the event of a data security breach, and the regular review of the Parties’ compliance with the Data Protection Legislation.

(f)   Each Party shall indemnify the other against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) suffered or incurred by the indemnified Party arising out of or in connection with the breach of the Data Protection Legislation by the indemnifying Party, its employees or agents, provided that the indemnified Party gives to the indemnifier prompt notice of such claim, full information about the circumstances giving rise to it, reasonable assistance in dealing with the claim and sole authority to manage, defend and/or settle it.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Market Schedule to Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

Effective Date: The effective date of the Agreement.

Retail Platforms: tmall.com

Countries/Territories Served: China; Hong Kong

Exclusivity:	Pattern shall resell the Products on the Retail Platforms named in this Market Schedule on behalf of Thorne. In accordance therewith, Thorne hereby appoints Pattern, and Pattern hereby accepts the appointment, to act as a non-exclusive reseller of the Products on the Retail Platforms named in this Market Schedule.

Pricing:	Thorne will sell the ordered Products to Pattern at Thorne’s then-WLP for such Products.

Market-Specific Commercial Terms:

Shipping. Thorne shall be responsible for shipping the Products to the countries/territories by sea. Pattern will pay any difference from standard sea shipping costs for any required expedited shipping. Thorne reserves the right to require certain minimum purchase volumes to make shipping costs to the Countries/Territories Served cost-effective.

Import Licences. Pattern shall be responsible for obtaining any necessary import licences or permits necessary for the entry of the Products into the Countries Served/Territory and Thorne shall use commercially reasonable efforts to provide supporting documentation in a timely and professional manner as requested by Pattern.

Minimum Advertised Price. Thorne has established a Minimum Advertised Price Policy that applies to all authorized resellers of Products located in China and Hong Kong (the “China/HK MAP Policy”). Pattern may set the retail prices for the Products in the Territory, provided however, that no Product shall be advertised online at a retail price less than the Minimum Advertised Price then in effect for that Product as stated in the China/HK MAP Policy.

VAT. All sums payable under this Agreement, or otherwise payable by any Party to any other Party under this Agreement are exclusive of any VAT chargeable on the supplies for which such sums (or any part of them) are the whole or part of the consideration for VAT purposes.

(a)   Where, under this Agreement, any Party makes a supply to any other Party (“Recipient”) for VAT purposes and VAT is or becomes chargeable on that supply for which the supplying Party is required to account to the relevant tax authority, the Recipient shall, subject to the receipt of a valid VAT invoice, pay the supplying Party (in addition to, and at the same time as, any other consideration for that supply) the amount of such VAT.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

US/EU/CN Market Schedule to Authorized Reseller Agreement

(b)   Where any Party is required by this Agreement to reimburse or indemnify any other Party for any cost or expense, that first Party shall reimburse or indemnify the other Party for the full amount of the cost or expense, including any VAT on that amount, except to the extent that the other Party is entitled to credit or repayment for that VAT from any relevant tax authority.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

FIRST AMENDMENT TO

AUTHORIZED RESELLER AGREEMENT

This First Amendment to the Authorized Reseller Agreement (this “Amendment”) is entered into by and between Thorne Research, Inc. (“Thorne”) and Pattern Inc. (“Pattern”) (collectively, the “Parties”) to amend the November 25, 2019 Authorized Reseller Agreement between Pattern and Thorne (the “Agreement”). The effective date of this Amendment is August 20, 2020. Defined terms used in the Agreement have the same meaning in this Amendment. In consideration of the terms set forth below and other valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. Amendment to the first bullet in Section 3(h) Unauthorized Seller Compliance. The first bullet in Section 3(h) of the Agreement shall be replaced with the following:

•	Full access to TriGuardian (or any successor product) providing compliance reporting, metrics, and unauthorized seller identification.

2. Amendment to Section 5(e). Section 5(e) of the Agreement shall be replaced with the following:

(e) Minimum Advertised Price. Thorne has a unilateral Minimum Advertised Price Policy (“MAP Policy”) that applies to all authorized resellers of Products located in the United States of America as well as in all other countries where Products are sold, except where such policy is prohibited by local laws and regulations. Pattern may set the retail prices (i.e., the end user price) for Products in the Territory.

3. Amendment to Section 8(c). The following sentences are added to Section 8(c) of the Agreement:

This license will cease upon termination of this Agreement. All goodwill arising from Pattern’s use of the Thorne Trademarks shall inure solely to the benefit of Thorne. Pattern’s use of the Thorne Trademarks shall be in accordance with any guidelines that may be provided by Thorne from time to time, and must be commercially reasonable as to the size, placement, and other manners of use. Thorne reserves the right to review and approve, in its sole discretion, Pattern’s use or intended use of the Thorne Trademarks at any time, without limitation. Pattern shall not create, register, or use any domain name or any mobile application that contains any Thorne product name or any trademark owned by Thorne, nor a misspelling or confusingly similar variation of any Thorne product name or any trademark owned by Thorne. Pattern shall only use images and likenesses of the Thorne Trademarks (including pictures of bottles bearing Thorne labeling) and copyrighted Product descriptions authorized and approved by Thorne. Pattern does not have the right to affix any Thorne Trademark to any product or other material that is not a Thorne nutritional supplement product. Pattern shall use the trademark symbols “®” or “TM” as appropriate, when displaying Thorne’s trademarked names and/or Products, as an attribution of Thorne’s ownership of its trademarks. Thorne may periodically review Pattern’s Product listings and reserves the right to demand that Pattern make changes to its listings regarding the use of the Thorne Trademarks and intellectual property, even if Thorne has previously approved the material displayed thereon. The Thorne logo can only be used in the form supplied by Thorne for use online, unless otherwise approved by Thorne. Neither the file name nor the name of the image may be changed or modified from the original form supplied by Thorne, unless otherwise approved by Thorne.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

4. Amendment to Section 12(a)(iv). A new Section 12(a)(iv) shall be added to the agreement as follows:

(iv) Immediate Termination for Seller Feedback Rating. Thorne, in its sole and absolute discretion, may terminate this Agreement immediately with written notice of such termination in the event Pattern’s feedback rating falls below the acceptable level identified in any Marketplace Schedule for each Retail Platform.

5. Amendment to Section 13(e). Section 13(e) of the Agreement shall be replaced with the following:

(e) Entire Agreement. This Agreement, together with any applicable Market Schedules, constitutes the entire agreement between the Parties with respect to its subject matter and will be deemed to merge and supersede all prior and contemporaneous agreements, communications, and understandings both written and oral. Notwithstanding the foregoing, Thorne may modify Exhibits to the Market Schedules to this Agreement at any time with notice to Pattern. Unless otherwise provided, such modifications shall become effective upon delivery of the notice.

6. Amendment to Section 13(m). A new Section 13(m) of the Agreement shall be added to the Agreement as follows:

(m) Availability of Injunctive Relief. If there is a breach or threatened breach of this Agreement, including but not limited to any breach by Pattern of Section 1 (Appointment), Section 3 (Services), Section 8 (Intellectual Property), and Section 12 (Termination), it is agreed and understood that Thorne may have no adequate remedy in money or other damages and accordingly shall be entitled to seek injunctive relief and other equitable remedies; provided, however, no specification in this Agreement of any particular remedy shall be construed as a waiver or prohibition of any other remedies in the event of a breach or threatened breach of this Agreement. No failure, refusal, neglect, delay, waiver, forbearance, or omission by Thorne to exercise any right(s) herein or to insist upon full compliance by Pattern with Pattern’s obligations herein shall constitute a waiver of any provision herein or otherwise limit Thorne’s right to fully enforce any or all provisions and parts thereof.

7. New USA Market Schedule with Exhibits. A new Market Schedule for Sales on amazon.com and walmart.com in the USA, and its Exhibits 1 and 2 attached thereto shall be added to the Agreement, replacing the current such Market Schedule.

8. Conflict. All terms and conditions of the Agreement not modified by this Amendment shall remain in full force and effect. Should any conflict arise between the terms of the Agreement and this Amendment, this Amendment shall control.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

9. Execution in Counterparts. For the convenience of the Parties, this Amendment may be executed in counterparts and each counterpart will be deemed to be an original.Agreed to and accepted by the Parties as of the effective date of this Amendment:

Thorne Research, Inc.

Signature:	/s/ Thomas P. McKenna
Name:	Thomas P. McKenna
Title:	Chief Operating Officer

Pattern Inc.

Signature:	/s/ Jeff Jarvie
Name:	Jeff Jarvie
Title:	Chief Financial Officer

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Revised per First Amendment to the Authorized Reseller Agreement

Market Schedule to Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

Effective Date: The effective date of the Agreement.

Retail Platforms: amazon.com (Merchant ID: A2EJCTH67GJMT3); walmart.com (Seller ID 5442)

Countries Served/Territory: USA

Exclusivity:	Exclusive Product Reselling. Pattern shall resell the Products on the Retail Platforms named in this Market Schedule, on behalf of Thorne. In accordance therewith, Thorne hereby appoints Pattern, and Pattern hereby accepts the appointment, to act as the exclusive reseller of the Products on the Retail Platforms named in this Market Schedule. The Parties understand and acknowledge the difficulty on the part of Thorne in ensuring strict exclusivity. Accordingly, the exclusivity granted to Pattern pursuant to this Market Schedule shall be interpreted as an agreement by and obligation of Thorne to, for the entirety of the Term, (i) not sell, on its own behalf or through any affiliate, any Products on the Retail Platforms named in this Market Schedule, (ii) not grant to any Party the right to resell the Products on the Retail Platforms named in this Market Schedule other than (A) Pattern and (B) Borderless Distribution, LLC (directly or through sales agents) solely on Amazon (USA), and (iii) use commercially reasonable efforts to ensure and maintain Pattern’s rights of exclusivity.

Further, Pattern is authorized to sell Products solely to End Users. An “End User” is any purchaser of the Product who is the ultimate consumer for whom the Product was designed and who does not intend to resell the Product to any third party. Pattern shall not knowingly sell or transfer to anyone a quantity of the Products greater than that generally purchased by an individual for personal use. Pattern shall not knowingly sell or transfer any of the Products to any person or entity for purposes of resale without the prior written consent of Thorne. This prohibition includes sales to any B2B accounts, wholesalers, freight forwarders/drop shippers for other resellers, or any other person or entity Pattern knows or has reason to know intends to resell the Products.

Pricing:	Thorne will sell the ordered Products to Pattern at Thorne’s then-WLP for such Products, [***].

Market-Specific Commercial Terms:

Additional Services. Pattern will provide information and assistance to Thorne’s outside counsel, Vorys, Sater, Seymour and Pease LLP, or other such law firm engaged by Thorne to pursue legal action against unauthorized sellers of the Products on the Retail Platforms named in this Market Schedule (“Thorne’s

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Outside Counsel”); provided, however, that (a) Thorne shall be solely and exclusively responsible for determining if a seller identified by Pattern is an unauthorized seller and, if so, instructing, directing, and approving all strategies and actions proposed by Thorne’s Outside Counsel, and (b) Pattern shall be solely responsible for any and all costs, fees, and expenses incurred by Thorne’s Outside Counsel incurred in pursuing legal action against unauthorized sellers of Products on the Retail Platforms.

Product Quality Controls. Pattern agrees to abide by all instructions provided by Thorne regarding the storage, handling, shipping, disposal, or other aspect of the Products, including (A) instructions provided on the Product labels; (B) the Product Quality Controls and Fulfillment Guidelines attached hereto as Exhibit A to this Market Schedule, as may be amended by Thorne at any time; and (C) the Quality Control Checklist for Thorne Products Sold on Online Marketplaces, attached hereto as Exhibit B to this Market Schedule, as may be amended by Thorne at any time. Pattern agrees to provide all records related to Pattern’s compliance with its obligations under this Section upon Thorne’s request and to retain any such records for a period of at least five years following the date of creation or submission of any such record, to the extent legally permitted. Pattern acknowledges and agrees that, unless the Parties agree separately in writing, its compliance with this Section shall be at its sole cost and expense.

Proposition 65. Thorne shall take all reasonable steps to ensure that Products are compliant with California’s Prop 65 (Cal. Health & Safety Code §§ 25249.5 25249.14, et seq,) which prohibits the knowing and intentional exposure of any individual to a chemical known to the State of California to cause cancer or reproductive toxicity without first giving clear and reasonable warning to such individual. Thorne may comply with Prop 65 (“Prop 65 Compliance”) by either: (1) ensuring that the Products do not require a Prop 65 warning or; (2) providing a warning that complies with all requirements of Prop 65 and related regulations. Thorne expressly represents and warrants Prop 65 Compliance with respect to each Product. If Thorne elects to achieve Prop 65 Compliance through the provision of a warning (subsection (2), above) that is provided through Retail Platforms named in this Market Schedule, Thorne shall in writing provide to Pattern all specifications concerning the warning, including the text, font size, color and content of the warning for display on Retail Platforms named in this Market Schedule and any other communication, if any, to be sent to the end customers of Products residing in the State of California. Pattern’s duties with respect to complying with Prop 65 are expressly limited to adhering with Thorne’s written directives and instructions concerning warnings and allowing customers to return any Products that Thorne reasonably believes are not Prop 65 Complaint for a full refund (including all shipping and handling fees). Thorne shall defend and indemnify Pattern with respect to any claim asserting a violation of Prop 65 by the Products.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT 1

To the

Market Schedule for Sales on amazon.com and walmart.com in the USA

Attached to the Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

PRODUCT QUALITY CONTROLS AND FULFILLMENT GUIDELINES

For purposes of these Product Quality Controls and Fulfillment Guidelines, the “Authorized Storefront(s)” shall be those Retail Platforms identified in the Market Schedule to Authorized Reseller Agreement Between Pattern Inc. and Thorne Research Inc. applicable to the USA.

1. Product Care, Customer Service, and Quality Controls.

(a) Pattern shall store Products in a cool, dry place, away from direct sunlight and extreme heat and dampness, and in accordance with any additional storage guidelines issued by Thorne from time to time.

(b) Pattern shall sell Products in their original packaging. Relabeling, repackaging (including the separation of bundled Products or the bundling of Products), and other alterations to Products or their packaging are not permitted. Pattern shall not tamper with, deface, or otherwise alter any serial number, UPC code, batch or lot code, or other identifying information on Products or their packaging. Pattern shall not remove, translate, or modify the contents of any label or literature on or accompanying the Products, except where required by local laws and regulations, or as expressly authorized by Thorne. Pattern shall not advertise, market, display or demonstrate non-Thorne products together with the Products in a manner that would create the impression that the non-Thorne products are made by, endorsed by, or associated with Thorne.

(c) Pattern shall inspect its inventory regularly for expired Products or soon-to-be expired Products and shall remove those Products from its inventory. Pattern shall not sell any Products that are expired or close to expiration. Pattern shall destroy or dispose of expired or soon-to-be-expired Products in accordance with instructions provided by Thorne.

(d) Pattern shall be familiar with the special features of all Products marketed for sale and must obtain sufficient Product knowledge to advise customers on the selection and safe use of the Products, as well as any applicable warranty, guarantee, or return policy.

(e) With respect to Pattern’s sales of Products through the Authorized Storefronts, Pattern acknowledges and agrees that Pattern is responsible for all fulfillment to its customers, any applicable taxes associated with such customers’ purchases of Products, and any returns of Products.

(f) Each Authorized Storefront must have a mechanism for receiving customer feedback, and Pattern agrees to use reasonable efforts to address all customer feedback received in a timely manner. Pattern agrees to provide copies of any information related to customer feedback, including Pattern’s responses, to Thorne for review upon request, and to retain all records relating to customer feedback for at least five years from the date of the last communication (whether from a customer or from Pattern) pertaining to a specific customer’s feedback. Further, Pattern agrees to cooperate with Thorne in the investigation of any negative online review associated with Pattern’s sale of Products and to use reasonable efforts to resolve any such reviews.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(g) To ensure a satisfactory customer experience, Pattern agrees to use its best efforts to respond to any customer communications within twenty-four (24) hours and contact Thorne directly should Pattern be unable to answer any customer inquiries. Pattern further agrees that it shall notify Thorne of any quality issues identified by Pattern’s customers regardless of whether the Pattern is able to answer specific customer inquiries without Thorne’s assistance.

(h) Pattern agrees to cooperate with Thorne with respect to any Product tracking system implemented by Thorne.

(i) Pattern shall promptly report to Thorne any customer complaint or adverse claim regarding the Products of which it becomes aware. Pattern shall assist Thorne in investigating any such complaints or adverse claims.

(j) Pattern agrees to abide by and complete the Quality Control Checklist for Thorne Products Sold on Amazon for all Products it receives and ships to third-party locations.

(k) Pattern shall cooperate with Thorne in the investigation and resolution of any quality or customer service issues related to Pattern’s sale of the Products.

2. Operation of the Authorized Storefronts.

(a) Pattern shall adhere to the following requirements with respect to the Authorized Storefront on the Amazon.com (US) platform (“Amazon Storefront”):

(i) Pattern shall not sell through the Amazon Storefront anonymously. The full legal name or registered fictitious name, mailing address, and telephone contact of Pattern’s business must be clearly indicated on the Amazon Storefront. The Amazon Storefront must not give the appearance that it is operated by Thorne or any third party.

(ii) Pattern shall list Products only on Amazon Standard Identification Numbers (“ASIN”) created by or authorized by Thorne.

(iii) No later than the third business day of every month, Pattern shall provide Thorne with a report to evaluate Pattern’s continued authorization to sell the Products through the Amazon Storefront (the “Amazon Performance Report”). This Amazon Performance Report must include screenshots of Pattern’s Amazon Seller Central portal for the Amazon Storefront that provides the following information: (i) Pattern’s Order Defect Rate, including Negative Feedback, A-to-Z Guarantee claims, and Chargeback claims rates; (ii) Seller Feedback Scores (including counts of Positive, Neutral, and Negative reviews); (iii) Product Policy Compliance, including Suspected Intellectual Property Violations, Received Intellectual Property Complaints, Product Authenticity Customer Complaints, Product Condition Customer Complaints, Product Safety Customer Complaints, Listing Policy Violations, Restricted Product Policy Violations, and Customer Product Reviews Policy Violations; and (iv) Voice of the Customer (if available), including Customer Experience (CX) Health of Pattern’s offers. The Amazon Performance Report

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

must include this information for every time period for which the information is reported on Amazon’s Seller Central portal. If Amazon’s Seller Central portal no longer reports any of the above types of information, Pattern shall no longer be required to include it in its Amazon Performance Report, but Pattern and Thorne shall discuss whether a substitute metric should be required. Thorne reserves the right to request additional information from Pattern, including additional information found within Pattern’s Amazon Seller Central portal, for purposes of verifying Pattern’s compliance with this Agreement or evaluating Pattern’s continued authorization to sell Products through the Amazon Storefront. Pattern agrees to provide such additional information and/or substitute metric(s) upon request.

(iv) No later than the third business day of every month, Pattern shall provide a Returns Report for each Product ASIN that has a return rate of 3% or greater. Pattern shall promptly work to determine the cause of the return rate and report its findings in writing to Thorne, and Pattern agrees to take additional actions as reasonably requested by Thorne to lower the return rate to below 3%.

(v) Pattern shall use Amazon’s Fulfillment by Amazon (“FBA”) service to fulfill orders for the Products sold through the Amazon Storefront and shall provide the Products to Amazon’s FBA warehouses in a manner that ensures that Products qualify for Amazon’s Prime service and include free two (2) day shipping for consumers. However, to ensure that Pattern’s inventory of Products is not comingled with any Products belonging to a third-party, Pattern must apply unique Fulfillment Network Stock Keeping Unit (“FNSKU”) labels to each Product fulfilled using the FBA service. Under no circumstances shall Pattern fulfill orders in any way that results in the shipped Product coming from stock other than Pattern’s.

(vi) To ensure customers receive products that are not expired or soon-to-be expired, Pattern shall not send any Products to Amazon’s FBA warehouses with an expiration date that is expired or an expiration date that is within 90 days of the date of shipment to Amazon.

(vii) Pattern shall request that Amazon return any unfillable or unsaleable product to Thorne or to Pattern for disposal in accordance with Thorne’s instructions. Pattern shall not permit Amazon to dispose of or otherwise liquidate unfillable or unsaleable product except by returning such product to Pattern or Thorne.

(viii) Pattern agrees not to sell any Product that has been opened or repackaged, and, to the fullest extent possible, shall opt out of any program whereby the FBA service fulfills orders with Products that have been opened or repackaged.

(ix) Pattern shall maintain a seller feedback score of at least 95% positive for the Amazon Storefront.

(x) Pattern shall notify Thorne in writing within twenty-four hours of any Performance Notifications, including any selling restrictions placed on the Amazon Storefront and any Product quality issues associated with sales of the Product through the Amazon Storefront.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(b) Pattern shall adhere to the following requirements with respect to the Authorized Storefront on the Walmart.com (US) platform (“Walmart Storefront”):

(i) Pattern shall not sell through the Walmart Storefront anonymously. The full legal name or registered fictitious name, mailing address, email address, and telephone contact of Pattern’s business must be clearly indicated on the Walmart Storefront. The Amazon Storefront must not give the

(ii) Pattern shall use Walmart Fulfillment Services (“WFS”) to fulfill orders for the Products sold through the Walmart Storefront. For WFS sales, Pattern shall provide the Products to Walmart fulfillment centers in a manner that ensures that Products qualify for Walmart “2-day delivery” and “fulfilled by Walmart” display tags and includes two-day or faster shipping for consumers. Pattern shall ensure Pattern’s inventory of Products is not comingled with any Products belonging to a third-party, and shall opt of any program whereby WFS fulfills orders in any way that results in shipped Product coming from stock other than Pattern’s. Under no circumstances shall Pattern fulfill orders in any way that results in the shipped Product coming from stock other than Pattern’s.

(iii) To ensure the quality of Products fulfilled using WFS, Pattern agrees to conduct monthly test purchases of the Products sold through the Walmart Storefront. Pattern shall inspect the Products obtained through these test purchases for damage to packaging, damage to the Products themselves, and evidence of any other quality-related issues. Pattern shall promptly inform Thorne of any damage or other quality issues discovered as a result of these test purchases.

(iv) To ensure customers receive products that are not expired or soon-to-be expired, Pattern shall not send any Products to Walmart fulfillment centers with an expiration date that is expired or an expiration date that is within 90 days of the date of shipment to Walmart.

(v) Pattern agrees not to sell any Product that has been opened or repackaged, and, to the fullest extent permitted by WFS, shall opt out of any program whereby WFS fulfills orders with Products that have been opened or repackaged.

(vi) Pattern shall request that Walmart return any unfillable or unsaleable product to Thorne or to Pattern for disposal in accordance with Thorne’s instructions. Pattern shall not permit Walmart to dispose of or otherwise liquidate unfillable or unsaleable product except by returning such product to Pattern or Thorne.

(vii) No later than the third business day of every month, Pattern shall provide Thorne with a report to evaluate Pattern’s continued authorization to sell the Products through the Walmart Storefront (the “Walmart Performance Report”). This Walmart Performance Report must include screenshots of Pattern’s Seller Scorecard or other metrics in the Walmart Marketplace Seller Center as necessary to provide the following information: (i) Pattern’s Order Defect Rate, including overall Order Defect Rate, Cancellation Defects, Return Defects, Delivery Defects, and Customer Complaints; and (ii) Pattern’s Average Customer Rating. The Walmart Performance Report must include this information for every time period for which the information is reported on Pattern’s Walmart Marketplace Seller Center account. If Pattern’s Walmart Marketplace Seller Center account no longer reports any of the above types of information, Pattern shall no longer be required to include it in its Walmart Performance Report, but Pattern and Thorne shall discuss whether a substitute metric should be required. Thorne reserves the right to request additional information from Pattern, including additional information found within Pattern’s Walmart Marketplace Seller Center account, for purposes of verifying Pattern’s compliance with this Agreement and/or evaluating Pattern’s continued authorization to sell Products through the Walmart Storefront. Pattern agrees to provide such additional information or substitute metric(s) upon request.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(viii) Pattern shall maintain a seller feedback rating of at least 85% positive for its Walmart Storefront.

(ix) Pattern shall notify Thorne in writing within twenty-four hours of any notice from Walmart to Pattern that Pattern has not complied with Walmart’s Seller Performance Standards, including any selling restrictions placed on the Walmart Storefront and any Product quality issues associated with sales of the Product through the Walmart Storefront.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT 2

To the

Market Schedule for Sales on amazon.com and walmart.com in the USA

Attached to the Authorized Reseller Agreement

Between Pattern Inc. and Thorne Research, Inc.

QUALITY CONTROL CHECKLIST FOR THORNE PRODUCTS SOLD ON ONLINE

MARKETPLACES

To promote and protect the quality of Thorne Research, Inc. products (collectively, “Thorne products”) sold on online marketplaces for, protect consumers from the confusion caused by the widespread problem of counterfeit, damaged, and poor-quality products sold online marketplaces, and protect the goodwill associated with Thorne products, Pattern employees will carry out the following steps for all shipments of Thorne products that Pattern receives, processes, and ships to and ships to third-party locations:

1.	Receiving Shipment Inspection and Check:

a.	Check receiving shipment documentation to confirm correct label, shipment papers, and dock seals.

b.	Check receiving shipment documentation to confirm correct part numbers and SKUs.

c.	Check receiving shipment documentation to confirm it matches product and case labels.

d.	Check quantity of products to confirm the number of pallets and cases matches the receiving shipment documentation.

e.	Match receiving invoices to inventory received for reconciliation.

f.	Inspect pallets for damage.

g.	Inspect cases for damage.

h.	Check expiration dates on pallets and cases.

2.	Sorting Product Inspection and Check:

a.	Inspect pallets for damage.

b.	Inspect cases for damage.

c.	Check expiration date on cases.

d.	Sort products.

e.	Check quantity of products to confirm the correct number of units in the cases.

f.	Inspect individual units for damage.

g.	Inspect individual units for broken seals, tampering, or other defects.

h.	Check expiration date on individual units.

i.	Inspect products to make sure there is no mixed inventory.

3.	Product Labeling Inspection and Check:

a.	Perform weight integrity check to confirm individual units weigh the same.

b.	Perform physical integrity check to inspect individual units for disfigurement, torn labels, label marks, scuffs, scratches, or other defects.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

c.	Check expiration date on individual units to confirm that they are not expired or have expiration dates that are within 90 days of the anticipated date of shipment to fulfillment center.

d.	For products being shipped to Amazon or using FBA, place FNSKU label on each individual unit in a manner that does not cover up any health or safety information for the product.

e.	Select box and marketplace-approved packing materials that will cause the least amount of movement during shipment.

4. Shipment Inspection and Check:

a.	Inspect expiration dates to confirm that the units are not expired or have expiration dates that are within 90 days of the anticipated date of shipment to fulfillment center.

b.	Perform final quality control check on individual units to confirm no defects.

c.	Perform label inspection to confirm labels have been properly placed on units and cases and that no health or safety information is covered up.

d.	Add marketplace-approved packing materials to box to ensure minimal movement during shipment.

e.	Perform shipping quality check to confirm products are secured and boxes can be sealed.

f.	Check product shipment against order to confirm correct products and quantities are being shipped.

g.	Prepare boxes for shipment by closing boxes and triple taping them to ensure products are secure.

h.	Label boxes for shipment and ensure that all appropriate labels are placed on boxes.

i.	Arrange boxes on pallet for shipment and confirm boxes are secure and contained within the footprint of the pallet.

j.	Shrink wrap pallets in a manner that tightly secures and contains the contents of the load.

k.	When transferring pallets to shipping carrier, load pallets in a manner that ensures a tight configuration for limited shifting during transit.

No less than once per month, a supervisor at Pattern’s warehouse in Hebron, Kentucky will review the steps that employees are conducting to process and inspect shipments of Thorne’s products to confirm that they comply with procedures described herein. If the supervisor discovers any noncompliance, the supervisor will promptly take remedial action. The supervisor shall complete the Certification of Compliance with Quality Control Checklist for Thorne Products Sold on Online Marketplaces chart following each review.

By completing the Certification of Compliance with Quality Control Procedures for Processing and Inspecting Thorne Products chart, the supervisor certifies on behalf of Pattern, that (1) the supervisor reviewed the procedures; (2) that remedial action was taken promptly to address any noncompliance discovered during the review; and (3) all requirements in the Quality Control Checklist for Thorne Products Sold on Online Marketplaces are being followed.

Effective August 1, 2020

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Certification of Compliance with Quality Control Checklist for Thorne Products Sold on Online Marketplaces
Name and Title	Signature	Date of Review	Date of Certification